EXHIBIT H

Primary Utility Subsidiaries Statement of Capitalization As of 12/31/02
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Ohio Edison
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Common Equity              $2,840,361        55.21%
Preferred Stock               114,320         2.22%
Long Term Debt              1,781,864        34,64%
Short Term Debt               407,662         7.93%
                           ----------       ------
Total Capitalization       $5,144,207       100.00%
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CEI
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Common Equity              $1,226,632        30.07%
Preferred Stock               202,425         4.96%
Long-Term Debt              2,362,191        57.90%
Short-Term Debt               288,583         7.07%
                           ----------       ------
Total Capitalization       $4,079,831       100.00%
                           ----------       ------

TE
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Common Equity                $712,931        41.09%
Preferred Stock               126,000         7.26%
Long-Term Debt                746,620        43.03%
Short-Term Debt               149,653         8.62%
                           ----------       ------
Total Capitalization       $1,735,204       100.00%
                           ----------       ------

PennPower
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Common Equity                $229,374        42.95%
Preferred Stock                53,355         9.99%
Long-Term Debt                251,305        47.06%
Short-Term Debt                     -            -%
                           ----------       ------
Total Capitalization         $534,034       100.00%
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JCP&L
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Common Equity              $3,274,069        68.26%
Preferred Stock               137,893         2.88%
Long-Term Debt              1,384,261        28.86%
Short-Term Debt                     -            -%
                           ----------       ------
Total Capitalization       $4,796,223       100.00%
                           ----------       ------

Metropolitan Edison Company (Met-Ed)
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Common Equity              $1,315,586        62.78%
Preferred Stock                92,409         4.41%
Long-Term Debt                599,257        28.60%
Short-Term Debt                88,299         4.21%
                           ----------       ------
Total Capitalization       $2,095,551       100.00%
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Penelec
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Common Equity              $1,353,704        67.43%
Preferred Stock                92,214         4.59%
Long-Term Debt                471,087        23.47%
Short-Term Debt                90,427         4.51%
                           ----------       ------
Total Capitalization       $2,007,432       100.00%
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